Exhibit 10.1

Re: Fourth Amendment to Second Amended and Restated Employment Agreement

Dear Mr. Davis:

Reference is made to (i) that certain Second Amended and Restated Employment Agreement (the “Agreement”), dated as of January 27, 2016, by and between you and Stride, Inc., a Delaware corporation, formerly known as K12 Inc. (the “Company”), which sets forth the terms and conditions of your employment with the Company, (ii) that certain letter agreement dated as of April 20, 2018 between you and the Company (the “First Amendment”), which modified certain provisions of the Agreement, (iii) that certain letter agreement dated as of August 29, 2019 between you and the Company (the “Second Amendment”), which modified certain provisions of the Agreement and the First Amendment, and (iv) that certain letter agreement dated as of June 10, 2020 between you and the Company (the “Third Amendment”), which modified certain provisions of the Agreement, the First Amendment and the Second Amendment. Capitalized terms not defined in this letter (the “Letter”) shall have the meanings assigned to them in the Agreement.

This Letter confirms the agreement between you and the Company to modify the terms of the Agreement as follows:

1.	Effective as of January 26, 2021 (the “Transition Date”), the Company shall continue to employ you as its Executive Chairman and you will no longer serve as the Company’s Chief Executive Officer.

2.	Effective as of the Transition Date, your annual Base Salary is decreased to $500,000.

3.
As provided in the Agreement, your target annual Performance Bonus will remain at 150% of Base Salary (and not more than 300% of Base Salary). For the Company’s 2021 fiscal year, the target amount of your Performance Bonus shall be pro-rated, taking into account your Base Salary in effect for the partial year prior to the Transition Date.

4.
Beginning with the Company’s 2022 fiscal year, your target level for awards under the Company’s equity incentive award plan will be in a range to be determined based on good faith negotiations between you and the Board or the Compensation Committee.

5.
This Letter is not intended to impact any outstanding equity compensation awards of the Company that were previously granted, which awards will continue to be eligible to vest in accordance with their terms while you serve as Executive Chairman and otherwise remain unchanged and in effect in accordance with their terms.

6.
You agree that neither you are no longer serving as the Company’s Chief Executive Officer as of the Transition Date nor any of the changes to your compensation or other terms and conditions of employment as provided for under this Letter shall constitute “Good Reason” under the Agreement.

7.
The following language is hereby stricken and deleted from the Agreement and the Third Amendment: “In addition, the Agreement is hereby amended to provide that in the event any Company Named Executive Officer’s employment terms are changed so as to provide better terms and conditions of employment than those in the Agreement, you shall receive those same improved terms and conditions of employment.”

Except as expressly modified by this Letter, the Agreement (as modified by the First Amendment, the Second Amendment and the Third Amendment), the First Amendment (as modified by the Second Amendment and the Third Amendment), the Second Amendment (as modified by the Third Amendment) and the Third Amendment shall remain unchanged and shall continue in full force and effect according to their terms. This Letter, together with the Agreement, the First Amendment, the Second Amendment and the Third Amendment, constitutes the entire agreement between you and the Company, and expressly supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. The Company will pay or reimburse your reasonable attorneys’ fees incurred in connection with the review and execution of this Agreement.

Thank you for your continued service to the Company.

Sincerely,

DocuSigned by:

Name: Robert E. Knowling, Jr.
Title: Chairman of the Compensation Committee of the Board of Directors of Stride, Inc.

Agreed and Accepted:

DocuSigned by:

Nathaniel A. Davis

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